Exhibit 99.1

Investor Relations Contact: David Humphrey
Title: Vice President – Investor Relations
Phone: 479-785-6200
Email: dhumphrey@arcb.com

ArcBest® Declares an $0.08/Share Quarterly Dividend,

Announces Extension of Share Repurchase Program

FORT SMITH, Arkansas, January 28, 2021 – The Board of Directors of ArcBest® (Nasdaq: ARCB) has declared a quarterly cash dividend of eight cents ($0.08) per share to holders of record of its Common Stock, $0.01 par value, on February 11, 2021, payable on February 25, 2021.

ArcBest also announced that its Board of Directors has extended its share repurchase program by authorizing a total of $50.0 million available for purchases of ArcBest’s Common Stock, increasing the balance from the $6.6 million remaining from the extension authorized in 2015. Purchases may be made on the open market or in privately negotiated transactions and are subject to market conditions, corporate, regulatory and other considerations, and the program may be suspended or discontinued at any time by the Board of Directors. The principal purposes of the share repurchase program are to offset dilution from stock issuances under the company’s equity incentive plans and enhance long-term stockholder value.

ABOUT ARCBEST

ArcBest® (Nasdaq: ARCB) is a leading logistics company with creative problem solvers who deliver innovative solutions for our customers’ supply chain needs. We’ll find a way to deliver knowledge, expertise and a can-do attitude with every shipment and supply chain solution, household move or vehicle repair. At ArcBest, we’re More Than Logistics®. For more information, visit arcb.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995:  Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; the ability to maintain third-party information technology systems or licenses; widespread outbreak of an illness or any other communicable disease and the effects of pandemics, including the COVID-19 pandemic, or any other public health crisis; regulatory measures that may be implemented in response to widespread illness, including the COVID-19 pandemic; ineffectiveness of our business continuity plans to meet our operational needs in the event of adverse external events or conditions; untimely or ineffective development and implementation of, or failure to realize potential benefits associated with, new or enhanced technology or processes, including the pilot test program at ABF Freight, and any write-offs associated therewith; the loss or reduction of business from large customers; competitive initiatives and pricing pressures; general economic conditions and related shifts in market demand, including the impact of and uncertainties related to the COVID-19 pandemic, that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; the ability to manage our cost structure, and the timing and performance of growth initiatives; relationships with employees, including unions, and our ability to attract, retain, and develop employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; availability and cost of reliable third-party services; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; governmental regulations; environmental laws and regulations, including emissions-control regulations; union employee wages and benefits, including changes in required contributions to multiemployer plans; litigation or claims asserted against us; the loss of key employees or the inability to execute succession planning strategies; maintaining our intellectual property rights, brand, and corporate reputation; default on covenants of financing arrangements and the availability and terms of future financing arrangements; timing and amount of capital expenditures; self-insurance claims and insurance premium costs; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; potential impairment of goodwill and intangible assets; the cost, integration, and performance of any recent or future acquisitions; seasonal fluctuations and adverse weather conditions; regulatory, economic, and other risks arising from our international business; acts of terrorism or war, or the impact of antiterrorism and safety measures; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

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